Exhibit 99.1

Magnum Hunter Resources Commits
to Purchase 200 MMcf Per Day Capacity
Cryogenic Natural Gas Processing Plant for the
Eureka Hunter Pipeline System

FOR IMMEDIATE RELEASE - Houston, TX– (Market Wire) – December 17, 2010 – Magnum Hunter Resources Corporation (NYSE Amex: “MHR” and “MHR-PC”) (“Magnum Hunter”, or the “Company”) announced today that the Company has entered into an agreement for the construction of a new 200 MMcf per day capacity cryogenic natural gas processing plant.

This new cryogenic plant will treat and process natural gas liquids transported on the Company’s Eureka Hunter Pipeline System located in Northwestern West Virginia. Under the terms of the contract, installation and hookup of the facility will begin once this new cryogenic natural gas processing plant is delivered in October 2011. The Company intends to fund the purchase price of the plant using undrawn availability under its commercial bank revolver and cash on hand. Magnum Hunter’s available liquidity is approximately $55 million as of December 15, 2010.

Gary C. Evans, Chairman and CEO of Magnum Hunter Resources Corporation, commented, “The Company is very pleased to announce the purchase of this new 200 MMcf per day cryogenic natural gas processing plant. With our first phase of the Eureka Hunter pipeline system going operational in a few days, the purchase of this plant fulfills our goal of becoming a fully integrated producer, gas gatherer, and processor in this region. Natural gas to be produced from our 50,000 net acres in the Marcellus Shale natural gas resource play of Northwestern West Virginia and Ohio is highly liquids rich, in the 1,200 Btu to 1,400 Btu range. New development in this region of the Marcellus Shale is accelerating rapidly. Magnum Hunter intends to drill a minimum of twelve horizontal Marcellus Shale wells in fiscal year 2011. This new plant allows for our wholly-owned subsidiary, Eureka Hunter Pipeline, to not only transport and process Magnum Hunter’s equity natural gas, but also become an outlet for existing shut-in or curtailed gas owned by other producers in the area seeking alternative marketing opportunities.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big five” emerging shale plays in the United States.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements

This press release contains statements concerning Magnum Hunter Resources Corporation's expectations, beliefs, plans, intentions, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements and others contained in this presentation that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate", "believe" ,"continue", "could", "estimate", "expect", "forecast", "goal", "intend", "may", "objective", "plan", "potential", "predict", "projection", "should", "will", or other similar words. Such forward-looking statements relate to, among other things: (1) the Company's proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, (3) the Company's proposed redirection as an operator of certain properties and (4) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company's ability to finance the continued exploration, drilling and operation of its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties, (3) the general risks associated with oil and gas exploration, development and operations, including those risks and factors described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the period ended December 31, 2009 filed on March 31, 2010, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and, filed on May 17, 2010, August 12,2010 and November 12, 2010, respectively. Magnum Hunter Resources Corporation cautions readers not to place undue reliance on any forward-looking statements. Magnum Hunter Resources Corporation does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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  Contact:   M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545